SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN  APPLICATION  TO  DETERMINE  ELIGIBILITY  OF A TRUSTEE  PURSUANT  TO
SECTION 305(B)(2)______________________

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                    36-0899825
                                                  (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois       60670-0126
(Address of principal executive offices)          (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                 --------------

                               THE CIT GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    13-2994534
(State or other jurisdiction of                     (I.R.S.employer
incorporation or organization)                    Identification number)

1211 Avenue of the Americas                             10036
New York, New York                                    (Zip Code)
(Address of Principal Executive Offices)

                             Senior Debt Securities
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervision authority to which it is subject.

          Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System, Washington, D. C..

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

     1.   A copy of the articles of association of the trustee now in effect.*

     2. A copy of the certificates of authority of the trustee to commence business.*

     3. A copy of the authorization of the trustee to exercise corporate trust powers.*

     4.   A copy of the existing by-laws of the trustee.*

     5.   Not applicable.

     6.   The consent of the trustee required by Section 321(b) of the Act.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     8.   Not applicable.

     9.   Not applicable.

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).


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

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 16th day of September, 1998.

                                             The First National Bank of Chicago,
                                             Trustee,

                                             By:
                                                  Steven M. Wagner
                                                  First Vice President


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

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                              September 16, 1998

Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between The CIT Group, Inc. and The First National Bank of Chicago, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                         Very truly yours,

                                         THE FIRST NATIONAL BANK OF CHICAGO

                                         By:  Steven M. Wagner
                                              First Vice President

                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 06/30/98
                      ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460               Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                            Dollar Amounts in thousands                                 C400
                                                                                     ---------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                        RCFD
                                                                                  ----
    a. Noninterest-bearing balances and currency and coin(1)                      0081        4,490,272     1.a
    b. Interest-bearing balances(2)............................................   0071        5,586,990     1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............   1754                0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)............   1773        8,974,952     2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                                        1350        5,558,583     3.
4. Loans and lease financing receivables:
                                                                                  RCFD
    a. Loans and leases, net of unearned income (from Schedule                    ----
    RC-C)......................................................................   2122       28,257,868     4.a
    b. LESS: Allowance for loan and lease losses...............................   3123          413,742     4.b
    c. LESS: Allocated transfer risk reserve...................................   3128                0     4.c
                                                                                  RCFD
    d. Loans and leases, net of unearned income, allowance, and                   ----
       reserve (item 4.a minus 4.b and 4.c)....................................   2125       27,844,126     4.d
5.  Trading assets (from Schedule RD-D)........................................   3545        6,073,169     5.
6.  Premises and fixed assets (including capitalized leases) ..................   2145          721,430     6.
7.  Other real estate owned (from Schedule RC-M) ..............................   2150            6,827     7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).............................................   2130          184,515     8.
9.  Customers' liability to this bank on acceptances outstanding ..............   2155          310,026     9.
10. Intangible assets (from Schedule RC-M).....................................   2143          302,859     10.
11. Other assets (from Schedule RC-F)..........................................   2160        2,137,491     11.
12. Total assets (sum of items 1 through 11)...................................   2170       62,191,240     12.

----------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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

Legal Title of Bank:  The First National Bank of Chicago Call Date:  06/30/98
                      ST-BK: 17-1630 FFIEC031
Address:              One First National Plaza, Ste 0460               Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued


                                                                       Dollar Amounts in
                                                                           Thousands
                                                                       -----------------
LIABILITIES
13. Deposits:                                                                      RCON
    a. In domestic offices (sum of totals of columns A and C                       ----
       from Schedule RC-E, part 1)............................................     2200      21,810,607     13.a
       (1) Noninterest-bearing(1).............................................     6631       9,864,956     13.a1
       (2) Interest-bearing...................................................     6636      11,945,651     13.a2
                                                                                   RCFN
   b. In foreign offices, Edge and Agreement subsidiaries, and                     ----
      IBFs (from Schedule RC-E, part II)... ..................................     2200      15,794,963     13.b
       (1) Noninterest bearing................................................     6631         482,528     13.b1
       (2) Interest-bearing...................................................     6636      15,312,435     13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                              RCFD 2800     3.858,711     14
15. a. Demand notes issued to the U.S. Treasury ..............................  RCON 2840     1,444,748     15.a
    b. Trading Liabilities(from Sechedule RC-D)...............................  RCFD 3548     5,661,633     15.b
                                                                                   RCFD
16. Other borrowed money:                                                          ----
    a. With original maturity of one year or less ............................     2332       4,356,061     16.a
    b. With original  maturity of more than one year .........................     A547         385,550     16.b
    c. With  original  maturity  of more than three  years  ..................     A548         320,386     16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..................     2920         310,026     18.
19. Subordinated notes and debentures.........................................     3200       2,200,000     19.
20. Other liabilities (from Schedule RC-G)....................................     2930       1,176,564     20.
21. Total liabilities (sum of items 13 through 20)............................     2948      57,319,249     21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.............................     3838               0     23.
24. Common stock..............................................................     3230         200,858     24.
25. Surplus (exclude all surplus related to preferred stock)                       3839       3,188,187     25.
26. a. Undivided profits and capital reserves ................................     3632       1,467,324     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.............................................................     8434          18,040     26.b
27. Cumulative foreign currency translation adjustments ......................     3284          (2,418)    27.
28. Total equity capital (sum of items 23 through 27) ........................     3210       4,871,991     28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).....................................     3300      62,191,240     29.

Memorandum

To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the
     statement below that best describes the most
     comprehensive level of auditing work performed
     for the bank by independent external Number                     Number
     auditors as of any date during 1996...... RCFD 6724 .....  N/A         M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank


2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4.= Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors 6 = Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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